Exhibit 99.1

PRESS RELEASE

For Release: March 1, 2013

Contact:	Ernie R. Krueger, EVP/CFO
(906) 341-7158

Website: www.bankmbank.com

Mackinac Financial Corporation Announces Stock Buyback Program

Mackinac Financial Corporation (Nasdaq: MFNC), the holding company for mBank, announced today that its Board of Directors, at its February meeting, authorized a common stock repurchase program.  The new program authorizes the repurchase of $600,000 of the Company’s outstanding common stock over a two year period.

Under this program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws. Depending on market conditions and other factors, repurchases may be made at any time or from time to time, without prior notice. The company may suspend or discontinue the program at any time.

In connection with the repurchase program, the company has entered into a written trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 by which the company authorized the repurchase of up to $600,000 of common stock at certain designated prices. However, the trading plan does not require that any shares be repurchased and there can be no assurance that any shares will be repurchased. The share repurchase program will continue to be in effect following the expiration of the trading plan or the date on which purchases are completed.

There is no guarantee as to the exact number of shares that will be repurchased by the Company, and the Company may discontinue purchases at any time that management determines additional purchases are not warranted. As of February 28, 2013, the Company had approximately 5.560 million shares outstanding.

Paul D. Tobias (Chairman and CEO) remarked, “The Board’s approval of this program reflects our confidence in our company’s intrinsic value. Repurchasing stock is one means of underscoring our commitment to enhancing shareholder value.”

Mackinac Financial Corporation is a registered bank holding Corporation formed under the Bank Holding Corporation Act of 1956 with assets in excess of $540 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 11 branch locations; seven in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Corporation’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements

This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Corporation with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.